Exhibit 99

         Journal Communications Reports Third Quarter Results


    MILWAUKEE--(BUSINESS WIRE)--Oct. 17, 2006--Journal Communications (NYSE:JRN) today announced financial results for its third quarter ended September 24, 2006.

    Note that the third quarter 2006 results include the operations of three television stations whose assets were acquired on December 5, 2005. Also note that, unless otherwise indicated, all comparisons are to the third quarter ended September 25, 2005. Both quarters contained 91 days.

    Revenue from continuing operations of $194.3 million increased 3.7% compared to $187.4 million. Earnings from continuing operations were $14.5 million compared to $14.0 million, an increase of 3.7%. Net earnings were $13.5 million compared to net earnings of $14.0 million, a decrease of 3.5%. In the third quarter 2006, Journal Communications recorded a $1.0 million loss from discontinued operations, net of tax, from a purchase price adjustment related to the sale of NorthStar Print Group.

    Basic and diluted earnings per share from continuing operations were $0.21 and $0.20, respectively, compared to $0.19 for both. Basic and diluted earnings per share from net earnings were $0.19 for both compared to $0.19 for both.

    "Our broadcast group continued its strong performance in the third quarter, recording significant growth in revenue and earnings. We experienced robust political and local advertising revenue at our television stations as well as appreciable growth in national business at our radio properties. Our three new television stations continued their solid performance. Beyond the acquisitions, our TV stations in Las Vegas, Palm Springs, Lansing and Green Bay and our radio clusters in Knoxville, Boise and Tulsa posted sizable growth in both revenue and operating earnings. We are encouraged by television's fourth quarter pacing, particularly for political revenue," said Steven J. Smith, chairman and chief executive officer of Journal Communications.

    "Our daily newspaper had a disappointing third quarter, impacted negatively by continued weakness in automotive classified advertising and a decline in retail advertising. In the last period of the quarter, however, classified trends were slightly more encouraging for help wanted and real estate. Interactive revenue continues to be strong, up 32.5% to $2.5 million in the third quarter. Journal Sentinel remains focused on cost containment, with payroll expenses at the daily newspaper down 2.4% and other expenses essentially flat.

    "In the third quarter, Journal Sentinel signed a five-year agreement to print the national edition of USA TODAY for distribution in the northern and western suburbs of Chicago and the eastern half of Wisconsin. Journal Community Publishing Group, in an effort to enhance capacity utilization and streamline its printing operation, will close its Hartland, Wisconsin commercial printing plant and consolidate the company's Wisconsin printing operations at its Waupaca facility.

    "Late in the third quarter, Norlight kicked off 'IP Live' - its newest integrated communications offering - in Green Bay and Madison. Norlight's revenue and earnings continue to be negatively impacted by ongoing anticipated lower contract pricing in the wholesale business and significant competitive pricing pressure in the commercial business. Costs related to both the proposed spin-off and the start-up of 'IP Live' further reduced Norlight's earnings in the quarter."

    Consolidated

    For the third quarter, revenue of $194.3 million increased 3.7% compared to revenue of $187.4 million in the third quarter 2005. Operating earnings increased 17.0% to $28.3 million. Operating earnings margin was 14.6% compared to 12.9%. EBITDA (net earnings excluding the gain/loss from discontinued operations, net; total other expense, net; provision for income taxes; depreciation; and amortization) of $39.9 million increased 14.0% compared to $35.0 million.

    Publishing

    For the third quarter, publishing revenue decreased 5.1% to $80.4 million compared to $84.7 million, reflecting, in part, the shutdown of our printing plant in New Orleans in late 2005 and weakness in auto advertising. Operating earnings from publishing decreased 6.6% to $9.7 million compared to $10.4 million, which included pre-tax hurricane-related costs of $1.6 million.

    Broadcasting

    For the third quarter, broadcasting revenue increased 43.8% to $58.3 million compared to $40.5 million. Broadcasting operating earnings of $15.1 million were up 108.4% compared to $7.2 million.

    For the third quarter, revenue from television stations increased 90.0% to $35.3 million compared to $18.6 million. In the third quarter 2006, revenue from our new television stations totaled $12.6 million. Total television political advertising was $3.8 million, including $0.9 million from our new stations. Operating earnings from television stations increased 667.5% to $7.7 million compared to $1.0 million. Excluding the new television operations acquired in December 2005, revenue increased 22.0% and operating earnings increased 298.7%.

    For the third quarter, revenue from radio stations of $23.0 million was up 4.7% compared to $21.9 million. In the third quarter 2006, revenue from radio political advertising totaled $0.4 million. Operating earnings from radio stations of $7.4 million increased 18.9% compared to $6.2 million.

    Telecommunications

    For the third quarter, revenue from telecommunications decreased 8.3% to $31.0 million from $33.8 million due to lower contract pricing and service disconnections. Operating earnings from telecommunications decreased 50.4% to $2.4 million compared to $4.9 million due to lower revenues in the wholesale business and continued competitive pressure in the commercial business. In the third quarter 2006, operating earnings at Norlight were also negatively impacted by $0.7 million in expenses related to the proposed spin-off and $0.6 million in start-up costs related to the "IP Live" initiative.

    Printing Services

    For the third quarter, revenue from printing services decreased 10.4% to $15.4 million from $17.3 million, largely due to the expected decline in revenue from Dell Computer Corporation and other software customers, partially offset by $1.9 million in new print business. Operating earnings from printing services were $0.4 million compared to $0.6 million. This decline reflects nearly $0.3 million in one-time excess direct costs due to the startup of IPC's rebuilt binding line.

    Other

    For the third quarter, revenue for "Other" of $9.2 million decreased 16.6% compared to revenue of $11.1 million. "Other" operating earnings were $0.7 million compared to $1.1 million.

    Non-Operating Items

    Other expense, which primarily consists of interest expense, increased $3.3 million to $4.0 million in the third quarter compared to $0.7 million. The increase is attributable in large part to an increase in debt outstanding related to the 2005 television station acquisitions, share repurchases and higher short-term interest rates.

    Stock Repurchase Program

    During the third quarter 2006, the Company repurchased 239,800 of its class A shares. Through September 24, 2006, the Company had repurchased a total of 5,483,500 class A shares.

    Fourth Quarter 2006 Guidance

    For the fourth quarter of 2006, Journal Communications currently anticipates total revenue - including revenue from Norlight - to be between $208 million and $213 million. The Company also anticipates net earnings to be between $17 million and $19 million, which includes an estimated after-tax gain on the sale of KBBX-FM of approximately $1.4 million. Note that the fourth quarter is impacted by a 53rd week in 2006, which occurs the last week of December.

    Webcast of Conference Call

    A live webcast of the third quarter conference call will be accessible through www.journalcommunications.com/investors beginning at 10:00 a.m. CT this morning. An archive of the webcast will be available on this site today through October 24. To access the call, dial 866-831-6267 (domestic) or 617-213-8857 (international) at least 10 minutes prior to the scheduled 10 a.m. CT start. The access code for the conference call is 97892130. Replays of the conference call will be available October 17 through October 19. To hear the replay, dial 888-286-8010 (domestic) or 617-801-6888 (international) at least one hour after the completion of the call. The access code for the replay is 40980764.

    Forward-looking Statements

    This press release contains certain forward-looking statements related to our businesses that are based on our current expectations. Forward-looking statements are subject to certain risks, trends and uncertainties, including changes in advertising demand and other economic conditions that could cause actual results to differ materially from the expectations expressed in forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. Our written policy on forward-looking statements can be found on page 1 of our most recent Annual Report on Form 10-K and on page 14 of our most recent Quarterly Report on Form 10-Q, each as filed with the Securities and Exchange Commission.

    About Journal Communications

    Journal Communications, Inc., headquartered in Milwaukee, Wisconsin, was founded in 1882. We are a diversified media and communications company with operations in publishing, radio and television broadcasting, telecommunications and printing services. We publish the Milwaukee Journal Sentinel, which serves as the only major daily newspaper for the Milwaukee metropolitan area, and about 80 community newspapers and shoppers in eight states. We own and operate 36 radio stations and nine television stations in 12 states and operate two television stations under local marketing agreements. Through our telecommunications segment, we own and operate a regional fiber optic network in the upper Midwest, provide integrated data communications solutions for small and mid-size businesses and offer network transmission solutions for other service providers. We also provide a wide range of commercial printing services - including printing of publications, professional journals and documentation material - as well as electronic publishing, kit assembly and fulfillment. In addition, we operate a direct marketing services business.

    Tables Follow


                    Journal Communications, Inc.
           Consolidated Statements of Earnings (unaudited)
   (dollars in thousands, except for shares and per-share amounts)


                                      Third Quarter (A)
                                   -----------------------
                                      2006        2005      % Change
                                   ----------- ----------- ----------

Continuing Operations:
Revenue:
   Publishing                         $80,357     $84,692       (5.1)
   Broadcasting                        58,257      40,512       43.8
   Telecommunications                  31,030      33,826       (8.3)
   Printing services                   15,456      17,256      (10.4)
   Other                                9,247      11,085      (16.6)
                                   ----------- -----------
Total revenue                         194,347     187,371        3.7

Operating costs and expenses:
   Publishing                          42,906      43,711       (1.8)
   Broadcasting                        24,105      18,725       28.7
   Telecommunications                  21,526      22,029       (2.3)
   Printing services                   12,910      14,562      (11.3)
   Other                                8,065       9,547      (15.5)
                                   ----------- -----------
Total operating costs and expenses    109,512     108,574        0.9

Selling and administrative expenses    56,530      54,609        3.5
                                   ----------- -----------
Total operating costs and expenses
 and selling and administrative
 expenses                             166,042     163,183        1.8
                                   ----------- -----------

Operating earnings                     28,305      24,188       17.0

Other income and (expense):
   Interest income                         10           4
   Interest expense                    (4,025)       (713)
                                   ----------- -----------
Total other income and (expense)       (4,015)       (709)

Earnings from continuing operations
 before income taxes                   24,290      23,479        3.5

Provision for income taxes              9,786       9,486        3.2
                                   ----------- -----------

Earnings from continuing operations    14,504      13,993        3.7

Gain (loss) from discontinued
 operations, net of tax (benefit)
 expense of ($673), $1, ($673) and
 $3,062, respectively.                 (1,003)          3
                                   ----------- -----------

Net earnings                          $13,501     $13,996       (3.5)
                                   =========== ===========

Weighted average number of shares:
   Basic                           66,974,953  70,492,873
   Diluted                         71,461,595  74,960,980

Earnings per share:
   Basic:
       Continuing operations            $0.21       $0.19
       Discontinued operations          (0.02)          -
                                   ----------- -----------
       Net earnings                     $0.19       $0.19
                                   =========== ===========

   Diluted:
       Continuing operations            $0.20       $0.19
       Discontinued operations          (0.01)          -
                                   ----------- -----------
       Net earnings                     $0.19       $0.19
                                   =========== ===========




                                     Three Quarters (B)
                                   -----------------------
                                      2006        2005      % Change
                                   ----------- ----------- ----------

Continuing Operations:
Revenue:
   Publishing                        $239,227    $253,612       (5.7)
   Broadcasting                       168,347     120,629       39.6
   Telecommunications                  95,928     107,403      (10.7)
   Printing services                   48,452      53,644       (9.7)
   Other                               28,698      33,839      (15.2)
                                   ----------- -----------
Total revenue                         580,652     569,127        2.0

Operating costs and expenses:
   Publishing                         129,314     131,465       (1.6)
   Broadcasting                        68,321      54,176       26.1
   Telecommunications                  65,581      67,403       (2.7)
   Printing services                   40,705      45,633      (10.8)
   Other                               24,488      28,867      (15.2)
                                   ----------- -----------
Total operating costs and expenses    328,409     327,544        0.3

Selling and administrative expenses   170,581     165,549        3.0
                                   ----------- -----------
Total operating costs and expenses
 and selling and administrative
 expenses                             498,990     493,093        1.2
                                   ----------- -----------

Operating earnings                     81,662      76,034        7.4

Other income and (expense):
   Interest income                         39         262
   Interest expense                   (11,554)     (1,835)
                                   ----------- -----------
Total other income and (expense)      (11,515)     (1,573)

Earnings from continuing operations
 before income taxes                   70,147      74,461       (5.8)

Provision for income taxes             28,129      29,777       (5.5)
                                   ----------- -----------

Earnings from continuing operations    42,018      44,684       (6.0)

Gain (loss) from discontinued
 operations, net of tax (benefit)
 expense of ($673), $1, ($673) and
 $3,062, respectively.                 (1,003)      4,858
                                   ----------- -----------

Net earnings                          $41,015     $49,542      (17.2)
                                   =========== ===========

Weighted average number of shares:
   Basic                           67,725,338  71,424,811
   Diluted                         72,234,372  75,892,074

Earnings per share:
   Basic:
       Continuing operations            $0.60       $0.60
       Discontinued operations          (0.01)       0.07
                                   ----------- -----------
       Net earnings                     $0.59       $0.67
                                   =========== ===========

   Diluted:
       Continuing operations            $0.58       $0.59
       Discontinued operations          (0.01)       0.06
                                   ----------- -----------
       Net earnings                     $0.57       $0.65
                                   =========== ===========





(A) 2006 third quarter: June 26, 2006 to September 24, 2006.
    2005 third quarter: June 27, 2005 to September 25, 2005.
(B) 2006 three quarters: December 26, 2005 to September 24, 2006. 2005 three quarters: December 27, 2004 to September 25, 2005.


                     Journal Communications, Inc.
                   Segment Information (unaudited)
                        (dollars in thousands)



                                     Third Quarter (A)
                                         (unaudited)
                                   -----------------------
                                      2006        2005      % Change
                                   ----------- ----------- ----------
Revenue
-----------------------------------
Publishing                            $80,357     $84,692       (5.1)
Broadcasting                           58,257      40,512       43.8
Telecommunications                     31,030      33,826       (8.3)
Printing services                      15,456      17,256      (10.4)
Other                                   9,247      11,085      (16.6)
                                   ----------- -----------
                                     $194,347    $187,371        3.7
                                   =========== ===========

Operating earnings
-----------------------------------
Publishing                             $9,716     $10,407       (6.6)
Broadcasting                           15,052       7,221      108.4
Telecommunications                      2,436       4,909      (50.4)
Printing services                         421         584      (27.9)
Other                                     680       1,067      (36.3)
                                   ----------- -----------
                                      $28,305     $24,188       17.0
                                   =========== ===========

Depreciation and amortization
-----------------------------------
Publishing                             $3,300      $3,618       (8.8)
Broadcasting                            3,140       2,178       44.2
Telecommunications                      4,430       4,340        2.1
Printing services                         491         482        1.9
Other                                     226         194       16.5
                                   ----------- -----------
                                      $11,587     $10,812        7.2
                                   =========== ===========




                                     Three Quarters (B)
                                         (unaudited)
                                   -----------------------
                                      2006        2005      % Change
                                   ----------- ----------- ----------
Revenue
-----------------------------------
Publishing                           $239,227    $253,612       (5.7)
Broadcasting                          168,347     120,629       39.6
Telecommunications                     95,928     107,403      (10.7)
Printing services                      48,452      53,644       (9.7)
Other                                  28,698      33,839      (15.2)
                                   ----------- -----------
                                     $580,652    $569,127        2.0
                                   =========== ===========

Operating earnings
-----------------------------------
Publishing                            $25,840     $32,229      (19.8)
Broadcasting                           42,797      21,525       98.8
Telecommunications                      9,319      19,343      (51.8)
Printing services                       1,443       1,364        5.8
Other                                   2,263       1,573       43.9
                                   ----------- -----------
                                      $81,662     $76,034        7.4
                                   =========== ===========

Depreciation and amortization
-----------------------------------
Publishing                            $10,072     $10,805       (6.8)
Broadcasting                            9,365       6,554       42.9
Telecommunications                     13,615      13,697       (0.6)
Printing services                       1,441       1,582       (8.9)
Other                                     655         578       13.3
                                   ----------- -----------
                                      $35,148     $33,216        5.8
                                   =========== ===========



(A) 2006 third quarter: June 26, 2006 to September 24, 2006.
    2005 third quarter: June 27, 2005 to September 25, 2005.
(B) 2006 three quarters: December 26, 2005 to September 24, 2006. 2005 three quarters: December 27, 2004 to September 25, 2005.


                     Journal Communications, Inc.
              Publishing Segment Information (unaudited)
                        (dollars in thousands)

Publishing revenue by category:
----------------------------------------------------------------------


                                       Third Quarter of 2006 (A)
                                   ----------------------------------

                                                Community
                                      Daily    Newspapers
                                    Newspaper  & Shoppers    Total
                                   ----------- ----------- ----------

Advertising revenue:
   Retail                             $21,875     $12,911    $34,786
   Classified                          16,705       2,896     19,601
   National                             2,637          --      2,637
   Direct Marketing                     1,258          --      1,258
   Other                                   --         139        139
                                   ----------- ----------- ----------
Total advertising revenue              42,475      15,946     58,421
Circulation revenue                    13,124         680     13,804
Other revenue                           2,261       5,871      8,132
                                   ----------- ----------- ----------
Total revenue                         $57,860     $22,497    $80,357
                                   =========== =========== ==========


                                       Third Quarter of 2005 (B)
                                   ----------------------------------

                                                Community
                                      Daily    Newspapers
                                    Newspaper  & Shoppers    Total
                                   ----------- ----------- ----------

Advertising revenue:
   Retail                             $22,616     $13,644    $36,260
   Classified                          18,738       3,037     21,775
   National                             2,318          --      2,318
   Direct Marketing                     1,776          --      1,776
   Other                                   --         142        142
                                   ----------- ----------- ----------
Total advertising revenue              45,448      16,823     62,271
Circulation revenue                    13,336         710     14,046
Other revenue                           1,451       6,924      8,375
                                   ----------- ----------- ----------
Total revenue                         $60,235     $24,457    $84,692
                                   =========== =========== ==========





                                    % Change    % Change   % Change
                                      Daily       CN&S       Total
                                   ----------- ----------- ----------

Advertising revenue:
   Retail                                (3.3)       (5.4)      (4.1)
   Classified                           (10.8)       (4.6)     (10.0)
   National                              13.8         N/A       13.8
   Direct Marketing                     (29.2)        N/A      (29.2)
   Other                                  N/A        (2.1)      (2.1)
Total advertising revenue                (6.5)       (5.2)      (6.2)
Circulation revenue                      (1.6)       (4.2)      (1.7)
Other revenue                            55.8       (15.2)      (2.9)
Total revenue                            (3.9)       (8.0)      (5.1)


                                       Three Quarters of 2006 (C)
                                   ----------------------------------

                                                Community
                                      Daily    Newspapers
                                    Newspaper  & Shoppers    Total
                                   ----------- ----------- ----------

Advertising revenue:
   Retail                             $61,771     $39,505   $101,276
   Classified                          49,916       8,397     58,313
   National                             7,778          --      7,778
   Direct Marketing                     4,128          --      4,128
   Other                                   --         720        720
                                   ----------- ----------- ----------
Total advertising revenue             123,593      48,622    172,215
Circulation revenue                    38,872       2,149     41,021
Other revenue                           8,125      17,866     25,991
                                   ----------- ----------- ----------
Total revenue                        $170,590     $68,637   $239,227
                                   =========== =========== ==========



                                       Three Quarters of 2005 (D)
                                   ----------------------------------

                                                Community
                                      Daily    Newspapers
                                    Newspaper  & Shoppers    Total
                                   ----------- ----------- ----------

Advertising revenue:
   Retail                             $67,578     $41,340   $108,918
   Classified                          54,206       8,020     62,226
   National                             7,931          --      7,931
   Direct Marketing                     4,808          --      4,808
   Other                                   --         739        739
                                   ----------- ----------- ----------
Total advertising revenue             134,523      50,099    184,622
Circulation revenue                    39,804       2,165     41,969
Other revenue                           5,568      21,453     27,021
                                   ----------- ----------- ----------
Total revenue                        $179,895     $73,717   $253,612
                                   =========== =========== ==========






                                    % Change    % Change   % Change
                                      Daily       CN&S       Total
                                   ----------- ----------- ----------

Advertising revenue:
   Retail                                (8.6)       (4.4)      (7.0)
   Classified                            (7.9)        4.7       (6.3)
   National                              (1.9)        N/A       (1.9)
   Direct Marketing                     (14.1)        N/A      (14.1)
   Other                                  N/A        (2.6)      (2.6)
Total advertising revenue                (8.1)       (2.9)      (6.7)
Circulation revenue                      (2.3)       (0.7)      (2.3)
Other revenue                            45.9       (16.7)      (3.8)
Total revenue                            (5.2)       (6.9)      (5.7)




(A) 2006 third quarter: June 26, 2006 to September 24, 2006.
(B) 2005 third quarter: June 27, 2005 to September 25, 2005.
(C) 2006 three quarters: December 26, 2005 to September 24, 2006.
(D) 2005 three quarters: December 27, 2004 to September 25, 2005.


NOTE:
Publishing segment information is provided to facilitate comparison of our publishing segment results with those of other publishing companies and is not representative of the overall business of Journal Communications or its operating results.


Daily newspaper's core newspaper advertising linage by category:
----------------------------------------------------------------------

                                      Third Quarter (A)
                                   ------------------------
                                      2006        2005       % Change
                                   ----------- ----------- -----------
Advertising linage (inches):

Full run
   Retail                             164,555     172,145        (4.4)
   Classified                         166,666     208,167       (19.9)
   National                            13,772       9,303        48.0
                                   ----------- -----------
Total full run                        344,993     389,615       (11.5)
Part run                               28,047      45,778       (38.7)
                                   ----------- -----------
Total advertising linage              373,040     435,393       (14.3)
                                   =========== ===========

Preprint pieces (in thousands)        208,542     215,526        (3.2)
                                   =========== ===========

Full pages of advertising and revenue per page of our community newspapers and shoppers:
----------------------------------------------------------------------

Full pages of advertising:
   Community newspapers                18,494      23,981       (22.9)
   Shoppers and specialty products     27,011      27,354        (1.3)
                                   ----------- -----------
Total full pages of advertising        45,505      51,335       (11.4)
                                   =========== ===========

Revenue per page                      $319.41     $300.71         6.2
                                   =========== ===========


Daily newspaper's core newspaper advertising linage by category:
----------------------------------------------------------------------

                                     Three Quarters (B)
                                   -----------------------
                                      2006        2005       % Change
                                   ----------- ----------- -----------
Advertising linage (inches):

Full run
   Retail                             490,926     516,148        (4.9)
   Classified                         502,857     602,205       (16.5)
   National                            42,606      34,046        25.1
                                   ----------- -----------
Total full run                      1,036,389   1,152,399       (10.1)
Part run                               84,939     126,107       (32.6)
                                   ----------- -----------
Total advertising linage            1,121,328   1,278,506       (12.3)
                                   =========== ===========

Preprint pieces (in thousands)        632,266     637,163        (0.8)
                                   =========== ===========

Full pages of advertising and revenue per page of our community newspapers and shoppers:
----------------------------------------------------------------------

Full pages of advertising:
   Community newspapers                62,437      68,645        (9.0)
   Shoppers and specialty products     78,869      81,665        (3.4)
                                   ----------- -----------
Total full pages of advertising       141,306     150,310        (6.0)
                                   =========== ===========

Revenue per page                      $309.69     $301.94         2.6
                                   =========== ===========



(A) 2006 third quarter: June 26, 2006 to September 24, 2006.
    2005 third quarter: June 27, 2005 to September 25, 2005.
(B) 2006 three quarters: December 26, 2005 to September 24, 2006. 2005 three quarters: December 27, 2004 to September 25, 2005.



NOTE: Publishing segment information is provided to facilitate comparison of our publishing segment results with those of other publishing companies and is not representative of the overall business of Journal Communications or its operating results. All data are subject to later adjustment.


                     Journal Communications, Inc.
Reconciliation of our consolidated net earnings to consolidated EBITDA
                              (unaudited)
                        (dollars in thousands)

                              Third Quarter (A)    Three Quarters (B)
                             -------------------   -------------------
                               2006      2005        2006      2005
                             --------- ---------   --------- ---------

Net earnings                  $13,501   $13,996     $41,015   $49,542
(Gain) loss from discontinued
 operations, net                1,003        (3)      1,003    (4,858)
Provision for income taxes      9,786     9,486      28,129    29,777
Total other expenses, net       4,015       709      11,515     1,573
Depreciation                   11,000    10,492      33,396    32,241
Amortization                      587       320       1,752       975
                             --------- ---------   --------- ---------
EBITDA                        $39,892   $35,000    $116,810  $109,250
                             ========= =========   ========= =========


(A) 2006 third quarter: June 26, 2006 to September 24, 2006.
    2005 third quarter: June 27, 2005 to September 25, 2005.
(B) 2006 three quarters: December 26, 2005 to September 24, 2006. 2005 three quarters: December 27, 2004 to September 25, 2005.




We define EBITDA as net earnings excluding gain/loss from discontinued operations, net, provision for income taxes, total other expense (which is entirely comprised of interest income and expense), depreciation and amortization. Our management uses EBITDA, among other things, to evaluate our operating performance, to value prospective acquisitions and as a component of incentive compensation targets for certain management personnel. EBITDA is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States. EBITDA should not be considered in isolation of, or as a substitute for, net earnings as an indicator of operating performance or cash flows from operating activities as a measure of liquidity. EBITDA, as we calculate it, may not be comparable to EBITDA reported by other companies.


                     Journal Communications, Inc.
                Consolidated Condensed Balance Sheets
                        (dollars in thousands)

                                           September 24,
                                               2006      December 25,
                                            (unaudited)      2005
                                           ------------- -------------
ASSETS
Current assets:
  Cash and cash equivalents                      $7,204        $6,864
  Receivables, net                               99,243        90,146
  Inventories, net                                9,199         9,647
  Prepaid expenses                               16,076        14,279
  Deferred income taxes                          10,260         9,968
                                           ------------- -------------
Total current assets                            141,982       130,904
Property and equipment, net                     309,768       316,911
Goodwill                                        247,078       276,339
Broadcast licenses                              199,670       174,835
Other intangible assets, net                     28,763        41,663
Prepaid pension costs                            17,703        18,603
Other assets                                     39,569        25,104
Non-current assets of discontinued
 operations                                         285           307
                                           ------------- -------------
Total assets                                   $984,818      $984,666
                                           ============= =============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                              $35,536       $40,671
  Accrued compensation                           20,804        18,094
  Deferred revenue                               27,608        18,971
  Accrued employee benefits                      12,108         9,722
  Other current liabilities                      13,579        15,516
  Current liabilities of discontinued
   operations                                         -           205
  Current portion of long-term liabilities        4,987         5,053
                                           ------------- -------------
Total current liabilities                       114,622       108,232
Accrued employee benefits                        21,691        20,280
Long-term notes payable to banks                260,235       274,545
Deferred income taxes                            69,753        65,630
Other long-term liabilities                      30,629        31,473
Shareholders' equity                            487,888       484,506
                                           ------------- -------------
Total liabilities and shareholders' equity     $984,818      $984,666
                                           ============= =============


    CONTACT: Journal Communications
             Sara Leuchter Wilkins
             Director of Investor Relations
             414-224-2633
             swilkins@journalcommunications.com